Form C

Cover Page

Name of issuer:

GRAMMER ROAD HOLDINGS LTD

Legal status of issuer:

Form: Corporation

Jurisdiction of Incorporation/Organization: IL

Date of organization: 5/10/2018

Physical address of issuer:

83 KITE HILL ROAD
CARBONDALE IL 62903

Website of issuer:

http://www.kitehilldestinationwinery.com

Name of intermediary through which the offering will be conducted:

Wefunder Portal LLC

CIK number of intermediary:

0001670254

SEC file number of intermediary:

007-00033

CRD number, if applicable, of intermediary:

283503

Amount of compensation to be paid to the intermediary, whether as a dollar amount or a percentage of the offering amount, or a good faith estimate if the exact amount is not available at the time of the filing, for conducting the offering, including the amount of referral and any other fees associated with the offering:

5.0% of the offering amount upon a successful fundraise, and be entitled to reimbursement for out-of-pocket third party expenses it pays or incurs on behalf of the Issuer in connection with the offering.

Any other direct or indirect interest in the issuer held by the intermediary, or any arrangement for the intermediary to acquire such an interest:

Securities equal to 2.0% of the securities sold will be issued to the intermediary upon a successful fundraise.

Type of security offered:

- ☐ Common Stock
- ☑ Preferred Stock
- ☐ Debt
- ☐ Other

If Other, describe the security offered:

Target number of securities to be offered:

550,000

Price:

$0.50000

Method for determining price:

Dividing pre-money valuation ($3,000,000) by number of shares outstanding on fully diluted basis.

Target offering amount:

$250,000.00

Oversubscriptions accepted:

☑ Yes
☐ No

If yes, disclose how oversubscriptions will be allocated:

☐ Pro-rata basis
☐ First-come, first-served basis
☑ Other

If other, describe how oversubscriptions will be allocated:

As determined by the issuer

Maximum offering amount (if different from target offering amount):

$1,070,000.00

Deadline to reach the target offering amount:

5/3/2019

NOTE: If the sum of the investment commitments does not equal or exceed the target offering amount at the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

Current number of employees:

1

	Most recent fiscal year-end:	Prior fiscal year-end:
Total Assets:	$1,100.00	$0.00
Cash & Cash Equivalents:	$100.00	$0.00
Accounts Receivable:	$0.00	$0.00
Short-term Debt:	$37,994.00	$0.00
Long-term Debt:	$0.00	$0.00
Revenues/Sales:	$0.00	$0.00
Cost of Goods Sold:	$0.00	$0.00
Taxes Paid:	$0.00	$0.00
Net Income:	($37,894.00)	$0.00

Select the jurisdictions in which the issuer intends to offer the securities:

AL, AK, AZ, AR, CA, CO, CT, DE, DC, FL, GA, HI, ID, IL, IN, IA, KS, KY, LA, ME, MD, MA, MI, MN, MS, MO, MT, NE, NV, NH, NJ, NM, NY, NC, ND, OH, OK, OR, PA, RI, SC, SD, TN, TX, UT, VT, VA, WA, WV, WI, WY, B5, GU, PR, VI, 1V

Offering Statement

Respond to each question in each paragraph of this part. Set forth each question and any notes, but not any instructions thereto, in their entirety. If disclosure in response to any question is responsive to one or more other questions, it is not necessary to repeat the disclosure. If a question or series of questions is inapplicable or the response is available elsewhere in the Form, either state that it is inapplicable, include a cross-reference to the responsive disclosure, or omit the question or series of questions.

Be very careful and precise in answering all questions. Give full and complete answers so that they are not misleading under the circumstances involved. Do not discuss any future performance or other anticipated event unless you have a reasonable basis to believe that it will actually occur within the foreseeable future. If any answer requiring significant information is materially inaccurate, incomplete or misleading, the Company, its management and principal shareholders may be liable to investors based on that information.

THE COMPANY

1. Name of issuer:

GRAMMER ROAD HOLDINGS LTD

COMPANY ELIGIBILITY

2. ☑ Check this box to certify that all of the following statements are true for the issuer.

- Organized under, and subject to, the laws of a State or territory of the United States or the District of Columbia.
- Not subject to the requirement to file reports pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934.
- Not an investment company registered or required to be registered under the Investment Company Act of 1940.
- Not ineligible to rely on this exemption under Section 4(a)(6) of the Securities Act as a result of a disqualification specified in Rule 503(a) of Regulation Crowdfunding.
- Has filed with the Commission and provided to investors, to the extent required, the ongoing annual reports required by Regulation Crowdfunding during the two years immediately preceding the filing of this offering statement (or for such shorter period that the issuer was required to file such reports).
- Not a development stage company that (a) has no specific business plan or (b) has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies.

3. Has the issuer or any of its predecessors previously failed to comply with the ongoing reporting requirements of Rule 202 of Regulation Crowdfunding?

☐ Yes ☑ No

DIRECTORS OF THE COMPANY

4. Provide the following information about each director (and any persons occupying a similar status or performing a similar function) of the issuer.

Director	Principal Occupation	Main Employer	Year Joined as Director
Tony caccomo	Development and Finance	New Heartland Ventures, LTD	2018
SCOTT ALBERT	Winemaking	Kite Hill Vineyards	2018

For three years of business experience, refer to Appendix D: Director & Officer Work History.

OFFICERS OF THE COMPANY

5. Provide the following information about each officer (and any persons occupying a similar status or performing a similar function) of the issuer.

Officer	Positions Held	Year Joined
Tony caccomo	Secretary	2018
Gena Albert	Vice President	2018
SCOTT ALBERT	President	2018

For three years of business experience, refer to Appendix D: Director & Officer Work History.

PRINCIPAL SECURITY HOLDERS

6. Provide the name and ownership level of each person, as of the most recent practicable date, who is the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power.

Name of Holder	No. and Class of Securities Now Held	% of Voting Power Prior to Offering
SCOTT ALBERT	3500000.0 Common Stock	58.33
NEW HEARTLAND VENTURES, LTD	2500000.0 Common Stock	41.67

BUSINESS AND ANTICIPATED BUSINESS PLAN

7. Describe in detail the business of the issuer and the anticipated business plan of the issuer.

For a description of our business and our business plan, please refer to the attached Appendix A, Business Description & Plan

RISK FACTORS

A crowdfunding investment involves risk. You should not invest any funds in this offering unless you can afford to lose your entire investment.

In making an investment decision, investors must rely on their own examination of the issuer and the terms of the offering, including the merits and risks involved. These securities have not been recommended or approved by any federal or state securities commission or regulatory authority. Furthermore, these authorities have not passed upon the accuracy or adequacy of this document.

The U.S. Securities and Exchange Commission does not pass upon the merits of any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering document or literature.

These securities are offered under an exemption from registration; however, the U.S. Securities and Exchange Commission has not made an independent determination that these securities are exempt from registration.

8. Discuss the material factors that make an investment in the issuer speculative or risky:

To date, we have not generated any revenue, nor do not foresee generating any significant increase revenue until the cabins are finished and the expansions to the winery and tasting room are complete in the near future and therefore rely on external financing. We are acquiring a 15 year old business with only modest current income.

Our future success depends on the efforts of a small management team. The loss of services of the members of the management team may have an adverse effect on the company. There can be no assurance that we will be successful in attracting and retaining other personnel we require to successfully grow our business.

The use of individually identifiable data by our business, our business associates and third parties is regulated at the state, federal and international levels. Through our operations, we collect and store certain personal information that our customers provide to purchase products or services, enroll in promotional programs, register on our web site, or otherwise communicate and interact with us. Security breaches and other disruptions could compromise our information and expose us to liability, which would cause our business and reputation to suffer.

We are subject to the risk of substantial environmental liability and limitations on our operations due to environmental laws and regulations. We are subject to income taxes as well as non-income based taxes, such as payroll, sales, use, value-added, net worth, property and goods and services taxes, in both the State of Illinois and the U.S. Government regulations can change and affect our business significantly.

The process of making wine utilizes a large amount of water. Growth rates higher than planned or the introduction of new products requiring special ingredients could create higher demand for ingredients greater than we can source. We source certain packaging materials, such as bottles, cans, carriers, labels, caps and other shipping materials from a number of third-party suppliers and, in some cases, single-source suppliers. We are subject to governmental regulations affecting our winery and tasting rooms.

We are dependent on third-party suppliers for key raw materials, packaging materials and production inputs, and our use of natural ingredients exposes us to weather and crop reliability. Most of our distribution relationships are governed by state laws that in certain respects may supersede the terms of any contractual relationships. The loss of our third-party distributors could impair our operations and substantially reduce our financial results.

Our business is substantially dependent upon awareness and market acceptance of our products and brands. Ingredient and packaging costs are volatile and may rise significantly, which may negatively impact the profitability of our business. Our future business, results of operations and financial condition may be adversely affected by reduced availability of our core ingredients. Failure by our transportation providers to deliver our products on time or at all could result in lost sales.

Our operating results may fluctuate due to factors that are difficult to forecast and not within our control. We may be adversely affected by volatility or an extended downturn in the United States or worldwide economy, or in or related to the industries we serve. We are subject to rapid technological change and dependence on new product development. Our business and financial condition may be impacted by military actions, global terrorism, natural disasters and political unrest.

We are subject to risks that affect the retail environment, including adverse weather conditions and natural disasters, which could negatively affect consumer spending and adversely affect the sales of our retail products. Our business operations are susceptible to, and could be significantly affected by, adverse weather conditions and natural disasters that could cause significant damage to our properties. General economic conditions could have an adverse effect on our business and results of operations.

Neither the Offering nor the Securities have been registered under federal or state securities laws, leading to an absence of certain regulation applicable to the Company. There is no guarantee of Return on Investment. A majority of the Company is owned by a small number of owners. The Company has the right to extend the Offering deadline. There is no present market for the Securities and we have arbitrarily set the price. The Securities will be equity interests in the Company and will not constitute indebtedness. Purchasers Will Not Participate in Management.

We did not obtain any audited income statements with respect to the Property. There is a limitation of Manager's Liability. There can be no assurance that we will ever provide liquidity to Purchasers through either a sale of the Company or a registration of the Securities. There are Related Person Transactions. Your ownership of the Securities will be subject to dilution.

Matthew Leidlein is a part-time officer. As such, it is likely that the company will not make the same progress as it would if that were not the case.

Tony Caccomo is a part-time officer. As such, it is likely that the company will not make the same progress as it would if that were not the case.

The company is in the wine-making business and is subject to significant regulation by Federal and State agencies, and the rules, laws and regulations are subject to change.

Gena Albert is a part-time officer. As such, it is likely that the company will not make the same progress as it would if that were not the case.

The Offering

USE OF FUNDS

9. What is the purpose of this offering?

The Company intends to use the net proceeds of this offering for working capital and general corporate purposes, which includes the specific items listed in Item 10 below. While the Company expects to use the net proceeds from the Offering in the manner described above, it cannot specify with certainty the particular uses of the net proceeds that it will receive from from this Offering. Accordingly, the Company will have broad discretion in using these proceeds.

10. How does the issuer intend to use the proceeds of this offering?

If we raise: **$250,000**

Use of Proceeds:

15% -- Legal costs

15% -- Marketing and promotion

10% -- Equipment

55% -- Buildout of 3 cabins

5% -- Wefunder intermediary fee

If we raise: **$1,070,000**

Use of Proceeds: 5% -- Legal costs

5% -- Marketing and promotion

10% -- Equipment

30% -- Pay down property loan

45% -- Buildout of 7 cabins

5% -- Wefunder intermediary fee

DELIVERY & CANCELLATIONS

11. How will the issuer complete the transaction and deliver securities to the investors?

If we reach our target offering amount prior to the deadline, we may conduct an initial closing of the offering early if we provide notice about the new offering deadline at least five business days prior to the new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment). Wefunder will notify investors if we conduct an initial closing. Thereafter, we may conduct additional closings from time to time at our and Wefunder's discretion until the deadline date.

The following describes the process to invest in the Company, including how the Company will complete an Investor's transaction and deliver securities to the investor.

1. Investor Commitment. The Investor will submit, through Wefunder Portal, a requested investment amount. When doing so, the Investor will also execute an investment contract with the Company ("Investment Agreement"), using the Investor's electronic signature.
2. Acceptance of the Investment. If the Investor Agreement is complete, the Investor's commitment will typically be recorded within a few minutes. The commitment will also be available on the Investor's "My Investments" screen on the wefunder.com website. After the offering closes, the contract will be counter-signed by the Company. The executed investment contract will then be sent to the investor via email, and is also available to download on the "My Investments" screen.
3. Investor Transfer of Funds. Upon receiving confirmation that an investment has been accepted, the Investor will be responsible for transferring funds from a source that is accepted by Wefunder Portal into an escrow account held with a third party bank on behalf of issuers offering securities through Wefunder Portal.
4. Progress of the Offering. The Investor will receive periodic email updates on the progress of the offering, including total amounts raised at any given time, and will be notified by email and through the "My Investments" screen when the target offering amount is met.
5. Closing: Original Deadline. Unless we meet the target offering amount early, Investor funds will be transferred from the escrow account to the Company on the deadline date identified in the Cover Page to this Form C and the Company's Wefunder Portal Profile.
6. Early Closings. If the target offering amount is met prior to the original deadline date, we may close the offering earlier, but no less than 21 days after the date on which information about the Company, including this Form C, is posted on our Wefunder Portal Profile. We will reschedule the offering deadline, and at least five days prior to the new deadline, investors will receive notice of it by email and through the "My Investments" screen. At the time of the new deadline, your funds will be transferred to the Company from the escrow account, provided that the target offering amount is still met after any cancellations.
7. Book Entry. Investments may be in book entry form. This means that the Investor may not receive a certificate representing his or her investment. Each investment will be recorded in our books and records and will be recorded in each Investors' "My Investments" screen. The Investor will also be emailed the Investment Agreement again. The Investment Agreement will also be available on the "My Investments" screen. At the option of the Company, you may receive an electronic certificate.

12. How can an investor cancel an investment commitment?

NOTE: Investors may cancel an investment commitment until 48 hours prior to the deadline identified in these offering materials.

The intermediary will notify investors when the target offering amount has been met. If the issuer reaches the target offering amount prior to the deadline identified in the offering materials, it may close the offering early if it provides notice about the new offering deadline at least five business days prior to such new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment).

If an investor does not cancel an investment commitment before the 48-hour period prior to the offering deadline, the funds will be released to the issuer upon closing of the offering and the investor will receive securities in exchange for his or her investment.

If an investor does not reconfirm his or her investment commitment after a material change is made to the offering, the investor's investment commitment will be cancelled and the committed funds will be returned.

An Investor's right to cancel. An Investor may cancel his or her investment commitment at any time until 48 hours prior to the offering deadline.

If there is a material change to the terms of the offering or the information provided to the Investor about the offering and/or the Company, the Investor will be provided notice of the change and must re-confirm his or her investment commitment within five business days of receipt of the notice. If the Investor does not reconfirm, he or she will receive notifications disclosing that the commitment was cancelled, the reason for the cancellation, and the refund amount that the investor is required to receive. If a material change occurs within five business days of the maximum number of days the offering is to remain open, the offering will be extended to allow for a period of five business days for the investor to reconfirm.

If the Investor cancels his or her investment commitment during the period when cancellation is permissible, or does not reconfirm a commitment in the case of a material change to the investment, or the offering does not close, all of the Investor's funds will be returned within five business days.

Within five business days of cancellation of an offering by the Company, the Company will give each investor notification of the cancellation, disclose the reason for the cancellation, identify the refund amount the Investor will receive, and refund the Investor's funds.

The Company's right to cancel. The Investment Agreement you will execute with us provides the Company the right to cancel for any reason before the offering deadline.

If the sum of the investment commitments from all investors does not equal or exceed the target offering amount at the time of the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

In addition, we may cap at 450 the total number of investors who will be allowed to invest through the offering that are not "accredited investors," as defined in Rule 501(a) of Regulation D under the Securities Act of 1933. In the event that more than 450 non-accredited investors are initially accepted into an offering in step (2) described in Question 11, the Company may cancel investments based on the order in which payments by Investors were received, or other criteria at the discretion of the Company, before the offering deadline.

Ownership and Capital Structure

THE OFFERING

13. Describe the terms of the securities being offered.

See exact security attached as Appendix B, Investor Contracts.

Grammer Road Holdings LTD is offering a maximum of 2,190,000 shares of Preferred Stock, totaling $1,070,000.

Grammer Road Holdings LTD, is offering a minimum of 500,000 shares of Preferred Stock ($250,000), at a share price of $0.50. Investors in the first $225,000 of the raise will receive an Early Bird share price of $0.45.

Returns:

All Preferred Shares receive a 2% annual preferred return on any capital investment. The term "capital investment" as referenced throughout the Subscription Agreement shall refer to the price paid for Preferred Shares by the investor, disregarding any discounts granted to "early bird" investors.

All preferred shares receive 80% of the net cash income less reasonable reserves for operation, expansion and improvements until capital investment is fully repaid.

After repayment of all outstanding capital investment, all preferred shareholders shall receive a prorated share of 20% of the net cash income less reasonable reserves for operation, expansion and improvements.

All combined Preferred Shares shall receive 100% of the net cash proceeds from the sale of some or all of corporate fixed assets until the outstanding capital investment is fully paid, less reasonable reserves for operation, expansion and improvements. After payment of all outstanding capital investment, all Preferred Shareholders shall receive 20% of net value from any such sale less reasonable reserves for operation, expansion and improvements. (Example for clarification: If a sale of a tract of land owned by Company occurs in order to purchase another tract of land or assets necessary for the operation of the business, no net cash proceeds will be available to Preferred Shareholders. If a sale of a tract of land owned by the Company occurs and no reinvestment is made, then such funds will be available to pay to Preferred Shareholders for outstanding capital investment. In addition, the Company could also finance and encumber assets to repay outstanding capital investment.)

Voting rights:

Preferred Shareholders shall have NO voting rights and no rights to participate in the management of the Company, unless otherwise amended or granted by the Board of Directors.

Liquidation preferences:

Preferred Stock holders will receive liquidation preferences over Common Stock holders.

Repurchase right:

If the Company determines, in its sole discretion, that it is likely that within six months the securities of the Company will be held of record by a number of persons that would require the Company to register a class of its equity securities under the Securities Exchange Act of 1934, as amended, as required by Section 12(g) thereof, the Company shall have the option to repurchase from the undersigned for the greater of (i) the Purchase Amount or (ii) the fair market value of the Preferred Shares, as determined by an independent appraiser of securities chosen by the Company (such repurchase, the "Repurchase," and such greater value, the "Repurchase Value"); provided, however, that, in the event a financing organization procedure occurs within three months after the Repurchase and the Repurchase Value is less than the Aggregate Value (as defined below) of the Preferred Shares the undersigned would have received had the Repurchase not occurred (where such value is determined by multiplying the number of Preferred Shares by the Conversion Price and is referred to as the "Aggregate Value"), the Company shall pay to the undersigned an amount equal to the difference between the Aggregate Value and the Repurchase Value promptly following the consummation of the financing organization procedure. Such independent appraiser shall be regularly engaged in the valuation of securities. The foregoing repurchase option terminates upon a Change of Control or Dissolution Event.

14. Do the securities offered have voting rights?

☐ Yes
☑ No

15. Are there any limitations on any voting or other rights identified above?

☑ Yes: No Voting Rights
☐ No

16. How may the terms of the securities being offered be modified?

This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes any prior or contemporaneous understandings, representations, warranties or agreements (whether oral or written) and may be amended only by a writing executed by all parties.

RESTRICTIONS ON TRANSFER OF THE SECURITIES BEING OFFERED:

The securities being offered may not be transferred by any purchaser of such securities during the one year period beginning when the securities were issued, unless such securities are transferred:

1. to the issuer;
2. to an accredited investor;
3. as part of an offering registered with the U.S. Securities and Exchange Commission; or
4. to a member of the family of the purchaser or the equivalent, to a trust controlled by the purchaser, to a trust created for the benefit of a member of the family of the purchaser or the equivalent, or in connection with the death or divorce of the purchaser or other similar circumstance.

NOTE: The term "accredited investor" means any person who comes within any of the categories set forth in Rule 501(a) of Regulation D, or who the seller reasonably believes comes within any of such categories, at the time of the sale of the securities to that person.

The term "member of the family of the purchaser or the equivalent" includes a child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the purchaser, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

DESCRIPTION OF ISSUER'S SECURITIES

17. What other securities or classes of securities of the issuer are outstanding? Describe the material terms of any other outstanding securities or classes of securities of the issuer.

Class of Security	Securities (or Amount) Authorized	Securities (or Amount) Outstanding	Voting Rights
Preferred Stock	4,000,000	0	No
Common Stock	6,000,000	6,000,000	Yes

Class of Security	Securities Reserved for Issuance upon Exercise or Conversion
Warrants:	0
Options:	0

Describe any other rights:

Preferred stock has no voting rights, will receive first preference in a sale, refinance and receive a 2% annual preferred return on any outstanding capital investment. Preferred stockholders also receive 80% of the net cash income less reasonable reserves for operation, expansion and improvements until capital investment is fully repaid. After repayment of all outstanding capital investment, all preferred shareholders shall receive a prorated share of 20% of the net cash income less reasonable reserves for operation, expansion and improvements.

18. How may the rights of the securities being offered be materially limited, diluted or qualified by the rights of any other class of security identified above?

Because the Investor holds no voting rights, the holders of a majority-in-interest of voting rights in the Company could limit the Investor's rights in a material way. For example, those interest holders could vote to change the terms of the agreements governing the Company's operations or cause the Company to engage in additional offerings (including potentially a public offering or sale).

These changes could result in further limitations on the voting rights the Investor will have as an owner of equity in the Company, for example by diluting those rights or limiting them to certain types of events or consents.

To the extent applicable, in cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional equity, an Investor's interest will typically also be diluted.

Based on the risk that an Investor's rights could be limited, diluted or otherwise qualified, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

Additional risks related to the rights of other security holders are discussed below, in Question 20.

19. Are there any differences not reflected above between the securities being offered and each other class of security of the issuer?

None

20. How could the exercise of rights held by the principal shareholders identified in Question 6 above affect the purchasers of the securities being offered?

As holders of a majority-in-interest of voting rights in the Company, **the shareholders** may make decisions with which the Investor disagrees, or that negatively affect the value of the Investor's securities in the Company, and the Investor will have no recourse to change these decisions. The Investor's interests may conflict with those of other investors, and there is no guarantee that the Company will develop in a way that is optimal for or advantageous to the Investor.

For example, **the shareholders** may change the terms of the articles of incorporation for the company, change the terms of securities issued by the Company, change the management of the Company, and even force out minority holders of securities. **The shareholders** may make changes that affect the tax treatment of the Company in ways that are unfavorable to you but favorable to them. They may also vote to engage in new offerings and/or to register certain of the Company's securities in a way that negatively affects the value of the securities the Investor owns. Other holders of securities of the Company may also have access to more information than the Investor, leaving the Investor at a disadvantage with respect to any decisions regarding the securities he or she owns.

The shareholders have the right to redeem their securities at any time. **Shareholders** could decide to force the Company to redeem their **securities** at a time that is not favorable to the Investor and is damaging to the Company. Investors' exit may affect the value of the Company and/or its viability.

In cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional stock, an Investor's interest will typically also be diluted.

21. How are the securities being offered being valued? Include examples of methods for how such securities may be valued by the issuer in the future, including during subsequent corporate actions.

The offering price for the securities offered pursuant to this Form C has been determined arbitrarily by the Company, and does not necessarily bear any relationship to the Company's book value, assets, earnings or other generally accepted valuation criteria. In determining the offering price, the Company did not employ investment banking firms or other outside organizations to make an independent appraisal or evaluation. Accordingly, the offering price should not be considered to be indicative of the actual value of the securities offered hereby.

In the future, we will perform valuations of our common stock that take into account factors such as the following:

- unrelated third party valuations of our common stock;
- the price at which we sell other securities, such as convertible debt or preferred stock, in light of the rights, preferences and privileges of our those securities relative to those of our common stock;
- our results of operations, financial position and capital resources;
- current business conditions and projections;
- the lack of marketability of our common stock;
- the hiring of key personnel and the experience of our management;
- the introduction of new products;
- the risk inherent in the development and expansion of our products;
- our stage of development and material risks related to our business;
- the likelihood of achieving a liquidity event, such as an initial public offering or a sale of our company given the prevailing market conditions and the nature and history of our business;
- industry trends and competitive environment;
- trends in consumer spending, including consumer confidence;
- overall economic indicators, including gross domestic product, employment, inflation and interest rates; and
- the general economic outlook.

We will analyze factors such as those described above using a combination of financial and market-based methodologies to determine our business enterprise value. For example, we may use methodologies that assume that businesses operating in the same industry will share similar characteristics and that the Company's value will correlate to those characteristics, and/or methodologies that compare transactions in similar securities issued by us that were conducted in the market.

22. What are the risks to purchasers of the securities relating to minority ownership in the issuer?

An Investor in the Company will likely hold a minority position in the Company, and thus be limited as to its ability to control or influence the governance and operations of the Company.

The marketability and value of the Investor's interest in the Company will depend upon many factors outside the control of the Investor. The Company will be managed by its officers and be governed in accordance with the strategic direction and decision-making of its Board Of Directors, and the Investor will have no independent right to name or remove an officer or member of the Board Of Directors of the Company.

Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured.

The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

23. What are the risks to purchasers associated with corporate actions, including additional issuances of securities, issuer repurchases of securities, a sale of the issuer or of assets of the issuer or transactions with related parties?

Additional issuances of securities. Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured. The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

Issuer repurchases of securities. The Company may have authority to repurchase its securities from shareholders, which may serve to decrease any liquidity in the market for such securities, decrease the percentage interests held by other similarly situated investors to the Investor, and create pressure on the Investor to sell its securities to the Company concurrently.

A sale of the issuer or of assets of the issuer. As a minority owner of the Company, the Investor will have limited or no ability to influence a potential sale of the Company or a substantial portion of its assets. Thus, the Investor will rely upon the executive management of the Company and the Board of Directors of the Company to manage the Company so as to maximize value for shareholders. Accordingly, the success of the Investor's investment in the Company will depend in large part upon the skill and expertise of the executive management of the Company and the Board of Directors of the Company. If the Board Of Directors of the Company authorizes a sale of all or a part of the Company, or a disposition of a substantial portion of the Company's assets, there can be no guarantee that the value received by the Investor, together with the fair market estimate of the value remaining in the Company, will be equal to or exceed the value of the Investor's initial investment in the Company.

Transactions with related parties. The Investor should be aware that there will be occasions when the Company may encounter potential conflicts of interest in its operations. On any issue involving conflicts of interest, the executive management and Board of Directors of the Company will be guided by their good faith judgement as to the Company's best interests. The Company may engage in transactions with affiliates, subsidiaries or other related parties, which may be on terms which are not arm's-length, but will be in all cases consistent with the duties of the management of the Company to its shareholders. By acquiring an interest in the Company, the Investor will be deemed to have acknowledged the existence of any such actual or potential conflicts of interest and to have waived any claim with respect to any liability arising from the existence of any such conflict of interest.

24. Describe the material terms of any indebtedness of the issuer:

Loan

Lender	New Heartland Ventures, LTD
Issue date	10/31/18
Amount	$34,194.00
Outstanding principal plus interest	$34,194.00 as of 12/17/18
Interest rate	0.0% per annum
Current with payments	Yes

Related party loan used to fund operating and development expenses. No formal repayment terms and no interest rate. The loan is expected to be repaid in 2019.

25. What other exempt offerings has the issuer conducted within the past three years?

Offering Date	Exemption	Security Type	Amount Sold	Use of Proceeds
		No exempt offerings.		

26. Was or is the issuer or any entities controlled by or under common control with the issuer a party to any transaction since the beginning of the issuer's last fiscal year, or any currently proposed transaction, where the amount involved exceeds five percent of the aggregate amount of capital raised by the issuer in reliance on Section 4(a)(6) of the Securities Act during the preceding 12- month period, including the amount the issuer seeks to raise in the current offering, in which any of the following persons had or is to have a direct or indirect material interest:

1. any director or officer of the issuer;
2. any person who is, as of the most recent practicable date, the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power;
3. if the issuer was incorporated or organized within the past three years, any promoter of the issuer;
4. or (4) any immediate family member of any of the foregoing persons.

☑ Yes
☐ No

For each transaction specify the person, relationship to issuer, nature of interest in transaction, and amount of interest.

Name	New Heartland Ventures, LTD
Amount Invested	$34,194.00
Transaction type	Loan
Issue date	10/31/18
Outstanding principal plus interest	$34,194.00 as of 12/18/18
Interest rate	0.0% per annum
Outstanding	Yes
Current with payments	Yes
Relationship	Shareholder in Grammer Road Holdings, LTD

Related party loan used to fund operating and development expenses. No formal repayment terms and no interest rate. The loan is expected to be repaid in 2019.

FINANCIAL CONDITION OF THE ISSUER

27. Does the issuer have an operating history?

☐ Yes
☑ No

28. Describe the financial condition of the issuer, including, to the extent material, liquidity, capital resources and historical results of operations.

Management's Discussion and Analysis of Financial Condition and Results of Operations

You should read the following discussion and analysis of our financial condition and results of operations together with our financial statements and the related notes and other financial information included elsewhere in this offering. Some of the information contained in this discussion and analysis, including information regarding the strategy and plans for our business, includes forward-looking statements that involve risks and uncertainties. You should review the "Risk Factors" section for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

Overview

Kite Hill Vineyards is an 18-year-old southern Illinois winery and bed & breakfast. Kite Hill has been producing award-winning wine for the past 12 years. The current owners have had it since 2006 but are ready to retire and sell the property and business. Our plan is to amp up wine production, remodel and expand the tasting room (with views to the lake), and add 10-12 rustic cabins with hot tubs only a short walk from the vineyards and tasting room.

Right now Kite Hill produces 10,000 bottles of wine a year, has a small tasting room, and runs a 3 room bed & breakfast out of the large estate on the property. In five years from now will be producing 100-200K bottles of wine a year, have 10-12 rustic cabin rentals on the property, a lakeside tasting room, and if all goes super well, a tasting room in either St.Louis or Chicago.

The issuer, GRAMMER ROAD HOLDINGS LTD, was contracted to purchase Kite Hill Vineyards over the course of the next three years, but has not yet done so. GRAMMER ROAD HOLDINGS LTD will take on the liabilities and assets of Kite Hill Vineyards.

Given the Company's limited operating history, the Company cannot reliably estimate how much revenue it will receive in the future, if any.

Milestones

GRAMMER ROAD HOLDINGS LTD was incorporated in the State of Illinois in May 2018 to acquire the assets and the company that owns and operates Kite Hill, Inc., DBA Kite Hill Vineyards and Kite Hill Bed & Breakfast. GRAMMER ROAD HOLDINGS LTD have contracted to purchase all the real estate, buildings, equipment, inventory and good will of the Kite Hill Winery (including the licenses) and its Bed & Breakfast facility for a total of $1,300,000. According to their contract, GRAMMER ROAD HOLDINGS LTD plans to be completing the purchase within two years, although we have the option to extend to three years. After the acquisition Kite Hill, Inc. will remain as a part of GRAMMER ROAD HOLDINGS LTD as it holds the license from the State of IL and the Federal Bureau of Alcohol.

Since then, we have:

- Our winemaker, Scott, has been producing award winning wines at KiteHill for the past 10 years
- Kite Hill has been in business for 18 years and is well-known and respected in Southern Illinois
- I, Tony, have 35+ years in commercial real estate with an expertise in property development (and a love of wine :)

Historical Results of Operations

Our company was organized in May 2018 and has limited operations upon which prospective investors may base an evaluation of its performance.

- *Revenues & Gross Margin.* For the period ended October 31, 2018, the Company had revenues of $0.
- *Assets.* As of October 31, 2018, the Company had total assets of $1,100, including $100 in cash.
- *Net Loss.* The Company has had net losses of $37,894 for 2018.
- *Liabilities.* The Company's liabilities totaled $37,994 for 2018.

Related Party Transaction

Refer to Question 26 of this Form C for disclosure of all related party transactions.

Liquidity & Capital Resources

To-date, the company has been financed with $34,194 in debt.

After the conclusion of this Offering, should we hit our minimum funding target, our projected runway is 12 months before we need to raise further capital.

We plan to use the proceeds as set forth in this Form C under "Use of Funds". We don't have any other sources of capital in the immediate future.

We will likely require additional financing in excess of the proceeds from the Offering in order to perform operations over the lifetime of the Company. We plan to raise capital in 18 months. Except as otherwise described in this Form C, we do not have additional sources of capital other than the proceeds from the offering. Because of the complexities and uncertainties in establishing a new business strategy, it is not possible to adequately project whether the proceeds of this offering will be sufficient to enable us to implement our strategy. This complexity and uncertainty will be increased if less than the maximum amount of securities offered in this offering is sold. The Company intends to raise additional capital in the future from investors. Although capital may be available for early-stage companies, there is no guarantee that the Company will receive any investments from investors.

Runway & Short/Mid Term Expenses

GRAMMER ROAD HOLDINGS LTD cash in hand is $100, as of October 2018. Over the last three months, revenues have averaged $0/month, cost of goods sold has averaged $0/month, and operational expenses have averaged $0/month, for an average burn rate of $0 per month. Our intent is to be profitable in 12 months.

Although we cannot guarantee it, we hope to raise in total $3-4 million over the first 24 months of operation. We hope that $1mil of that will come from our Wefunder campaign, and are courting institutional investors and VCs for an additional $1.5 - $2million. We then plan to do a second equity crowdfunding raise for the remaining $1mil. We expect to be ready for conventional or SBA lending soon after our first year. The minimum amount we need to get initial cabins up and ready for habitation is $250,000.

We are not yet operational, and haven't begun to generate any revenue or expenses (aside initial start-up costs). We have been extremely conservative in projections for rental and wine sales and allow for significant revenue in excess of operating expense over the first 24 months. We would expect revenue to increase with revenue from cabin rentals and wine sales after 3 months to $10,000 per month, and for expenses to be about $50,000 monthly as we complete the buildout.

We expect (although cannot guarantee) to break even after the first year. We are projecting for revenue to be about $50,000 monthly once all of the cabins are completed and all new winemaking equipment is installed. We have projected very conservative rentals and wine sales (only 50% rental occupancy and only 20% capacity in wines).

FINANCIAL INFORMATION

29. Include financial statements covering the two most recently completed fiscal years or the period(s) since inception, if shorter:

Refer to Appendix C, Financial Statements

STAKEHOLDER ELIGIBILITY

30. With respect to the issuer, any predecessor of the issuer, any affiliated issuer, any director, officer, general partner or managing member of the issuer, any beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, any promoter connected with the issuer in any capacity at the time of such sale, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of securities, or any general partner, director, officer or managing member of any such solicitor, prior to May 16, 2016:

(1) Has any such person been convicted, within 10 years (or five years, in the case of issuers, their predecessors and affiliated issuers) before the filing of this offering statement, of any felony or misdemeanor:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(2) Is any such person subject to any order, judgment or decree of any court of competent jurisdiction, entered within five years before the filing of the information required by Section 4A(b) of the Securities Act that, at the time of filing of this offering statement, restrains or enjoins such person from engaging or continuing to engage in any conduct or practice:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(3) Is any such person subject to a final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that:

i. at the time of the filing of this offering statement bars the person from:
   A. association with an entity regulated by such commission, authority, agency or officer? ☐ Yes ☑ No
   B. engaging in the business of securities, insurance or banking? ☐ Yes ☑ No
   C. engaging in savings association or credit union activities?☐ Yes ☑ No
ii. constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative or deceptive conduct and for which the order was entered within the 10-year period ending on the date of the filing of this offering statement? ☐ Yes ☑ No

(4) Is any such person subject to an order of the Commission entered pursuant to Section 15(b) or 15B(c) of the Exchange Act or Section 203(e) or (f) of the Investment Advisers Act of 1940 that, at the time of the filing of this offering statement:

i. suspends or revokes such person's registration as a broker, dealer, municipal securities dealer, investment adviser or funding portal? ☐ Yes ☑ No
ii. places limitations on the activities, functions or operations of such person? ☐ Yes ☑ No
iii. bars such person from being associated with any entity or from participating in the offering of any penny stock? ☐ Yes ☑ No

(5) Is any such person subject to any order of the Commission entered within five years before the filing of this offering statement that, at the time of the filing of this offering statement, orders the person to cease and desist from committing or causing a violation or future violation of:

i. any scienter-based anti-fraud provision of the federal securities laws, including without limitation Section 17(a)(1) of the Securities Act, Section 10(b) of the Exchange Act, Section 15(c)(1) of the Exchange Act and Section 206(1) of the Investment Advisers Act of 1940 or any other rule or regulation thereunder? ☐ Yes ☑ No
ii. Section 5 of the Securities Act? ☐ Yes ☑ No

(6) Is any such person suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade?

☐ Yes ☑ No

(7) Has any such person filed (as a registrant or issuer), or was any such person or was any such person named as an underwriter in, any registration statement or Regulation A offering statement filed with the Commission that, within five years before the filing of this offering statement, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is any such person, at the time of such filing, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued?

☐ Yes ☑ No

(8) Is any such person subject to a United States Postal Service false representation order entered within five years before the filing of the information required by Section 4A(b) of the Securities Act, or is any such person, at the time of filing of this offering statement, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations?

☐ Yes ☑ No

If you would have answered "Yes" to any of these questions had the conviction, order, judgment, decree, suspension, expulsion or bar occurred or been issued after May 16, 2016, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

OTHER MATERIAL INFORMATION

31. In addition to the information expressly required to be included in this Form, include:

- (1) any other material information presented to investors; and

- (2) such further material information, if any, as may be necessary to make the required statements, in the light of the circumstances under which they are made, not misleading.

All information presented to investors hosted on Wefunder.com is available in Appendix A: Business Description & Plan.

ONGOING REPORTING

32. The issuer will file a report electronically with the Securities & Exchange Commission annually and post the report on its website, no later than:

120 days after the end of each fiscal year covered by the report.

33. Once posted, the annual report may be found on the issuer's website at:

http://kitehillvineyards.com//invest

The issuer must continue to comply with the ongoing reporting requirements until:

1. the issuer is required to file reports under Exchange Act Sections 13(a) or 15(d);
2. the issuer has filed at least one annual report and has fewer than 300 holders of record;
3. the issuer has filed at least three annual reports and has total assets that do not exceed $10 million;
4. the issuer or another party purchases or repurchases all of the securities issued pursuant to Section 4(a)(6), including any payment in full of debt securities or any complete redemption of redeemable securities; or the issuer liquidates or dissolves in accordance with state law.

APPENDICES

Appendix A: Business Description & Plan

Appendix B: Investor Contracts

Kite Hill Subscription Agreement $0.45
Kite Hill Subscription Agreement $0.50

Appendix C: Financial Statements

Financials 1

Appendix D: Director & Officer Work History

Gena Albert
Matthew Leidlein
SCOTT ALBERT
Tony caccomo

Appendix E: Supporting Documents

Kite_Hill_Inc_Unreviewed_financial_statements.pdf
Kite_Hill_Purchase_Contract.pdf



INVEST IN KITEHILL VINEYARDS

maximum target met

$0

raised of $0 maximum target from 0 investors

18 year-old award-winning winery becomes destination for wine enthusiasts

Kite Hill Vineyards is an 18-year-old winery and bed & breakfast in southern Illinois. The winery has been producing small quantities of award-winning wine for the past 12 years. The current owners have owned it since 2006 but are ready to retire and sell the property and business. Our plan is to amp up wine production 7x, remodel and expand the tasting room (with views to the lake), and add 10-12 rustic cabins with private hot tubs only a short walk from the vineyards and tasting room.



Scott Albert
President / Wine Master
Accomplished winemaker and vineyard manager with 10+ years of experience in viticulture. Part-time.

Why you may want to invest

1. Our President & Winemaker, Scott, has been producing award winning wines at KiteHill for the past 10 years
2. Our Secretary, Tony, has 35+ years in commercial real estate with an expertise in property development
3. Kite Hill vineyard has been in business for 18 years and is well-known and respected in Southern Illinois
4. The vineyard and property has enough bandwidth to produce 7x the amount of wine currently being produced
5. The Company conducting this raise (Grammer road holdings LTD) have contracted to purchase all the real estate, buildings, equipment, inventory and good will of the Kite Hill Winery (including the licenses) and its Bed & Breakfast facility for a total of $1,300,000. According to their contract, this purchase will be completed within two years, although we have the option to extend to three years.

Our Ambition

Right now Kite Hill produces 10,000 bottles of wine a year, has a small tasting room, and runs a 3 room bed & breakfast out of the large estate on the property. Our plan is to produce up to 200k bottles of wine a year, have 10-12 rustic cabin rentals on the property, a lakeside tasting room, and if all goes well, a tasting room in St.Louis and/or Chicago.

KITE_HILL_EXEC_SUMMARY.pdf

GAlbert_Resume_2019.pdf

Scott_Albert_resume_January_2019.pdf

kitehillvineyards.com

$ 100 min

REMIND ME (0)

What you are investing in

Priced Round

~~$3M~~ **$2.7M** pre-money valuation

First $225K investors will invest at $0.45 per share and a $2.7M pre-money valuation.

$0.45 per share
Preferred Stock

If you invest, you're betting KiteHill Vineyards will be worth more than $3M in the future.

Earning a return

Learn more about equity fundraises

Investor perks

$500+
25% off 2 nights, 30% off 2 bottles, 10% off extra, plus 2% preferred cash return per year

$1,000+
35% off 3 nights, 30% off 3 bottles, 10% off extra, plus 2% preferred cash return per year

$2,000+
1 free + 30% off 2 nights, 30% off 6 bottles, 10% off extra, plus 2% preferred cash return per year

$8,000+
2 free + 30% off 3 nights, 30% off 2 cases, 10% off extra, plus 2% preferred cash return per year

$12,500+
3 free + 30% off 6 nights, 30% off 3 cases, 10% off extra, plus 2% preferred cash return per year

$25,000+
6 free + 30% off 6 nights, 30% off 6 cases, 10% off extra, plus 2% preferred cash return per year

see less

Why I Like KiteHill Vineyards

Absolutely perfect!! My wife and I stayed at the bed and breakfast and felt welcomed and comfortable from the beginning. The stay was very relaxing and very pleasant and the breakfast was amazing! The wine was very good and the selection was good. I would highly recommend both the B&B and Winery!



Dave Vinyard
CUSTOMER

THE BUZZ ABOUT KITEHILL VINEYARDS

Our experience here was amazing. We came for our anniversary and definitely felt at home as soon as we arrived. It was very welcoming, the food was amazing and loved the experience here. The winery had delicious and unique range of flavors and definitely left with some to take home. Highly recommend this place for a relaxing getaway!


Lyssa Servis
Customer

It was my first time stopping in and I loved it! Hands down the best wine slushie I have ever had!


Natacha Tackitt
Customer

Great wine and a fabulous place to stay. The hosts were extremely accommodating and served a very good breakfast. Will definitely try to stay again. Their Chamburcin is a must have!

Robert R.
Customer

Driving out to Kite Hill Vineyard and B&B was a dream: horses, miles of unspoiled natural beauty, hills, and then the acres of vines. Situated in the rolling hills of Southernmost Illinois, this bed and breakfast is a tired traveler's treasure.


Lynn Moore McCreery
Customer

iluvlocalplaces.com

Kite Hill Vineyard Brings in Award-Winning Wines - iluvlocalplaces.com

Details Published on Thursday, 22 January 2015 13:57 NEWS If you like to enjoy a fine wine at one of the area's beautiful wineries, then Kite Hill Vineyard, just outside of Murphysboro, might be the place to go. Three of their house wines won awards in the
November 27, 2018 @ iluvlocalplaces.com

Kite Hill Vineyards | Exhibitor | Winners | Indy International Wine Competition

Kite Hill Vineyards win 6 Medals
November 27, 2018 @ indyinternational.org

Uncork a great fall getaway along southern Illinois' Shawnee Hills Wine Trail

Autumn is a wonderful time to explore the Shawnee Hills Wine Trail in southern Illinois and experience international influences at several wineries. Cooler weather, amazing fall color in Shawnee National Forest, good food, charming inns and special
November 27, 2018 @ services.autoclubmo.aaa.com

'So far so good' for Illinois grape harvest

CARBONDALE, Ill. - Despite a "strange start" to southern Illinois' grape season, some growers are expecting an above average crop. Harvesting only started in the past several weeks, beginning with the white winegrape varieties that ripen before the red
September 11, 2018 @ agrinews-pubs.com

6 Midwest road trips to feed your fix for fall colors

Leaf peeping is an ideal excuse for a road trip in the fall, when fiery-hued maples and bright yellow aspens span the Midwest, creating a picture-perfect autumn tapestry. Inspired to Instagram but need some direction on where to go?
August 28, 2018 @ chicagotribune.com

Here's what you can drink in the Decatur Celebration wine & craft beer garden

The wine and craft beer garden is located at William and Water Streets. Tasting tickets are $1 apiece or 12 for $10. Note that these are different from the tickets needed to buy alcohol in other areas of the festival. Garden hours are 5 to 10 p.m.
August 4, 2018 @ herald-review.com

Dozens of wineries await on St. Louis-area wine trails

Not too far from Interstate 64 (Highway 40) in St. Charles, you'll find the Augusta Wine Country trail. This region is the first designated American Viticultural Area in the United States. The views of the rolling hills and often the Missouri River and its bluffs
May 20, 2018 @ stltoday.com

Three wines from Kite Hill Vineyards win in San Francisco

CARBONDALE -- Three wines produced by Kite Hill Vineyards have placed in the San Francisco Chronicle Wine Competition, one of the country's largest judged wine events. The winery's Chambourcin took home a Gold medal; the Viognier and the
January 21, 2015 @ thesouthern.com

Southern Illinois wines prove to be among the best

Southern Illinois wine used to be one of the region's best kept local secrets, but each year, as word spreads throughout not just the state but the country, vintners and grape growers continue to earn their due.
August 26, 2013 @ thesouthern.com

Kite Hill: An Award-Winning Winery


INDY
INDY

Kite Hill is an 18 year old winery, tasting room, and bed & breakfast in Southern Illinois. Surprisingly, Southern Illinois is an excellent wine-growing region. It's the first area in the state designated as an American Viticultural Area by the Bureau of Tobacco and Alcohol. The glaciers that carved out the Great Lakes and flattened the plains stopped about 100 miles north of this area. It's still very hilly and rocky. It has excellent water and cold-air drainage, which makes for excellent grape-growing for wine.

The current Kite Hill owners, Jim & Barbara, are ready to retire after having run the winery for 15 years and are selling the gorgeous 26+ acre winery, including a lake, pond, historic home, and the Kite Hill company.

That's where we come in, Hi! I'm Scott, the winemaker at Kite Hill. I've been consistently making award-winning wine for Kite Hill over the past 12 years. My wife & I have now been given the opportunity to buy the business and grow it together, which would be a dream come true!

Our goal is to develop the property & expand the production, turning it into a destination for wine lovers in Illinois and enthusiasts around the world.

We've teamed up with Tony, a real-estate development expert, and Matt, an investor relations expert, to make it happen. We currently have a flexible contract to purchase the the property and assets for $1,300,000 over two to three years.



The Plan: Expand, Build, Remodel



Expand Production

The Winery: Kite Hill has been active for the past 18 years and has been making award wining wine for the past 12 years. They've won over 30 awards in total but have always kept the production small. We plan to expand production by 7X, from 10,000 bottles annually to 100,000-200,000. We want to keep KiteHill a craft winery, but still want to grow to the capacity available.

+ Expand production by 7x

+ Grow from 10k to 200k bottles annually

+ Expand our award collection

Build Cabins

We're building 10-12 cabins on the property. We'll make them quaint, rustic, each with their own hot tub (yeah!) , and only a short walk from the water-front Tasting Room we are in the process of expanding!

+ Building 10-12 rustic cabins on the property

+ Trails leading from cabin to vineyard & tasting room

+ Private hot tubs for each cabin rental





Remodel Tasting Room

The winery currently has a small tasting room, but we're going to remodel and expand - making it a destination in itself.

+ Remodel the tasting room

+ Showcase gorgeous lakefront access and views

+ Add additional packages for guests

+ Offer community space and social events

+ Perfect for get aways, weddings, events, reunions, and more!

Numbers

$250k
We're going to invest $250K in new wine making equipment

From 10k
Number of bottles of wine currently produced a year

To 200k
Number of bottles of wine we'll produce after investment

+10-12 Cabins
We're going build 10-12 rustic rental cabins (with hot tubs)

Tasting Room
We're updating the lakefront tasting room just steps from cabins

$1.2M
The cost for the winery, property, and liquor license

$3M
What we're looking to raise for purchase, reno, and expansion

Meet the Founders



Scott Albert

President / Wine Master

Accomplished winemaker and vineyard manager with 10+ years of experience in viticulture. Part-time.



Gena Albert

Business/Administrative Associate

Expertise in Management, Large-scale Event Planning, Customer Service, Staff Development/Supervision



Tony CACCOMO

Secretary

35+ yrs in Commercial, Investment, and Industrial Real Estate, Expertise in Property Dev. Part-time

AND THE REST OF THE TEAM



Matt Leidlein

Investor Relations

Independent investor and strategy consultant for high-risk, higher-reward ventures. Part-time.

Interview

– COLLAPSE ALL

WF: What is Kite Hill Vineyards? ^

KV: Kite Hill Vineyards is an 18-year-old southern Illinois winery and now bed and breakfast that's been producing award-winning wines for the last 12 years. It is currently owned by an elderly couple with some medical conditions. The winemaker, his wife, and our company are buying it to preserve it, expand it, and bring it to a couple of different levels.

WF: Right now, it's a working vineyard as well as bed and breakfast? ^

KV: Yes. It currently is a bed and breakfast and it's been a winery for about 18 years. In the last 10 to 12 years, a young gentleman named Scott Albert who went to Southern Illinois University and majored in chemistry and science has become the winemaker and worked with the owners. Because of his expertise, passion, and love of wine-making, Scott has won multiple awards around the country, including one at an international wine competition in San Francisco. He has won over 30 awards in the last 10 years

WF: What are your plans for the bed and breakfast side of the business? ^

KV: We're going to de-emphasize the breakfast part of the bed and breakfast, so when the owners leave, the house will become a three-bedroom, three-bath rental house. Then we are going to add 10 cabins, and maybe as many as 12. These will be rustic cabins with hot tubs. They will all be two-bedrooms, some a little smaller and some larger, and each would have its own private hot tub. They will be within walking distance of the new tasting room at the winery, which overlooks our own lake. It's very attractive, and we're hoping to take advantage of local tourism.

It's a heavy tourist area. Southern Illinois has a couple of large national forests and wildlife refuges and six major lakes for fishing and hunting and hiking. It's an extraordinary area, and the winery is one of about 18 in southern Illinois and one of 11 that are members of the Shawnee Hills Wine Trail Association. We are already well known and well respected throughout southern Illinois.

WF: How good is the wine coming from southern Illinois? ^

KV: Southern Illinois is an excellent wine-growing region. It's the first area in the state designated as an American Viticultural Area by the Bureau of Tobacco and Alcohol. It is the very tip of the state, essentially around the Shawnee Hills National Forest and the little towns that surround that. There is a lot of excellent topography that's called an unglaciated area of the Midwest. The glaciers that carved out the Great Lakes and flattened the plains stopped about 100 miles north of this area. It's still very hilly and rocky. It has excellent water and cold-air drainage, which makes for excellent grape-growing for wine.

In addition, we are an hour and a half south of St. Louis, so it's a warm, moderate climate with earlier springs, later falls, and a longer growing season. That makes for very deep, very rich red wines in a perfect climate. There's great soil with plenty of water. It's literally between the southern tip of Illinois between the Ohio River and the Mississippi River. We're about eight to 10 miles east of the Mississippi River in our particular location.

The southern Illinois wine areas are very well known to the Chicago market. The Chicago market is one of the top wine-consumption markets in the whole country. Chicago's nine million metro people are very strong. Then if you add another couple to three million from the St. Louis area. We have 30 million people within four hours of our site. So it's very strong for us.

WF: What are some of the awards the winery has received?

KV: They've won over 30 awards. They won at the Indianapolis international wine competition, and they won an award at the San Francisco international wine competition for a variety of the special wines that they have. They just recently won a gold medal for a 2014 Chambourcin and won a silver medal for a 2014 rose that were both outstanding products. This winemaker's very passionate and very careful, although they've worked with somewhat of a limited financial budget. Part of what we're doing, along with buying the winery and all the land with the bed and breakfast and a couple of lakes, is expanding the opportunity there.

WF: Will production at the winery change under the new ownership?

KV: It's a very significant change, both in terms of the production and the marketing. I bring a real estate background, so I'm very versed in buildings and equipment. The building is very capable because we're currently only using about a third of the building for production. We're going to add about $250,000 worth of more specialized equipment, which will raise the capacity for us to go from about 12,000 to 15,000 bottles a year, which is our current capacity, up to over 100,000 bottles a year.

WF: How do you sell the wine?

KV: They do a variety of things. The existing owner has traveled to many festivals and fairs around the Midwest promoting the wine. She's developed relationships the over 2,000 clients that have stayed in the bed and breakfast in 10 years.

However, we are between two major large city markets. We're an hour and a half from St. Louis and about five hours from Chicago. One of the things that is part of the long-term marketing plan is to expand the capacity of the winery to grow more and then do heavier marketing. We built in two full-time marketing positions for people to do what the existing owner, Barbara, does part-time,.That means traveling to functions and to restaurants around the entire market. One position will be for the northern part of Illinois and one will be for the central part of the state.

Another part of the long-term plan is to open at least one wine bar in part of the more affluent areas of Chicago and to combine with five or six of our local wineries here in southern Illinois that have some of the more accessible wines. That way we could all promote how good southern Illinois wine is.

WF: Are you able to sell all the wine you produce now?

KV: They've had problems promoting the project because Barbara's husband, Jim, had a major heart attack about two and a half years ago. It took all of the cash that they had to keep him alive, and that stopped a lot of the marketing plans that they had. She's been working overtime by herself and without all the capacity to grow it, which is why I've been working for her for a couple of years. I started talking to her in depth about bringing in brand new investors and to hand it over to this young winemaker.

Right now they seem to be selling somewhere between 8,000 to 10,000 bottles a year. She's got a good reputation and a lot of repeat customers, but she hasn't been able to expand it with her limited resources. We're trying to take the best of what they have and expand it.

WF: What are the revenues and margins expectations for the wine side of the business?

KV: I took a pretty conservative approach in the first year because I realize we're still going to be building the cabins, and we're going to still be buying the equipment. I kept the wine sales pretty close to where they are right now, about $200,000 in year one. Then in year two, we only increase that by about 50 percent, even though we'd have the capacity to go seven times higher. Going all the way out to year five, I only took the projections out to about 40 to 45 percent of capacity. Interestingly, once you have the land and the grapes, wine has a very high profit margin to cost. On a typical bottle that sells for about $18 or $19, the wholesale price would be in the $10 to $12 range. A lot of the sales are done right on the site by people who are there visiting so you pretty much have three price brackets. We kept these down to very, very modest numbers in our first, second, and third years. I did not even take the projections all the way up to 50 percent of capacity, even with two full-time people and expanded marketing. One of the beauties of this format is having the cabins and hot tubs on a site that brings 4,000 visitors, as many as 8,000 because they're all two-bedroom. The 4,000 nights that we have available with our cabins would bring in anywhere from 8,000 to 12,000 people a year at the site.

WF: Do you know how many bottles of wine the people staying there buy?

KV: At the bed and breakfast, they are averaging anywhere from two to four bottles per couple. Three is probably a good average. Some go a little higher. Two seems to be the bottom. I tend to be cautious and try not to project more than three. That's a nice package to take home. We also will be expanding wine baskets for guests. Those would probably be pretty attractive and cost between $50 and $100.

The state of Illinois and the Department of Agriculture does a lot of work, as you can imagine, promoting Illinois products. That's one of the reasons why the other wineries nearby us tend to cooperate an awful lot. You could put a basket together of four or five wines of different wineries that would end up being attractive. We're blessed to have that statewide benefit and our regional wine association. It's called the Shawnee Hills Wine Trail Association, and it's an 11-member group.

WF: Do you have a tasting room and shop at the winery?

KV: Yes, we do. It's very small compared to our competitors. Growing that is part of our capital raise, along with building the cabins, increasing the marketing, putting the additional equipment into the wine-making. The beauty of that is our tasting room sits right next to the lake, and we have a deck that overlooks the lake. It's an ideal location. We asked a lot of couples what would you think if we added a cabin with a hot tub here? The ladies' eyes just blew wide open. I think it's going to be pretty attractive.

WF: How do you expect wine revenues to break down?

KV: We only took this up to about 12,000 bottles in year one. Then we only took that up 50 percent for year two, even though we'll have two full-time people marketing for two years. We took the wine revenue up to only $300,000 in year two, and then we punched it up a little more than $500,000 for year three, $750,000 for year four, and only up to $950,000 for year five. Our capacity would give us the ability to go to $2.5 million in wine sales, but I purposely kept the projections extremely low and very modest.

We did it in three parts. We took wholesale, which averaged about $10 to $12 a bottle. We did retail, where we're selling it at shows ourselves. We took that up to about $16 a bottle. And then we took direct on-site, where the average is about $19 to $20 a bottle. We blended the three, and I followed those numbers. But again, we will be having significant sales on site because we're going to have an average of about 8,000 visitors a year.

WF: What kind of volume and revenue are you projecting from the cabins?

KV: We did very extensive research. I went to all 11 cabin sites in southern Illinois and only one has a hot tub with it. There was a second one that's kind of outside the area that had hot tubs. None of them are at a winery. We looked at all the averages, including what they're charging and what the average percentage of occupancy these other 11 places have been doing. We're breaking into new territory having the cabins right at the winery.

We took our prices down below everybody's averages, and then we took our percentage of occupancy from 70 or 75 percent that everyone else seems to have down to 50 percent, which we think is extremely reasonable.

There are two sizes. Three of them are smaller two-bedrooms, and then seven that are larger two-bedrooms. We've had them designed to be very rustic and attractive on the inside, and then they'd have the hot tub right alongside it.

We have the one main house that's now the bed and breakfast that the owners are vacating. We have the main house, and then three small two-bedrooms, and seven large two-bedrooms. We kept those prices down below everyone else so that our averages are very attractive. Then in terms of occupancy, we only showed 180 nights a year, so under 50 percent. Then we took the prices up five percent a year after year two. That's when we start to get close to what everyone else is charging.

WF: Are both sides of the business profitable now?

KV: The winery by itself would be perfect. The cabins by themselves will be perfect. Interestingly, the revenue from the cabins is so strong that the entire project could be carried by the cabins alone. The sellers gave us a mortgage on the property, a seller-financed mortgage for up to three years. The cabin rentals would carry the entire project. But interestingly, the synergy between people staying at the cabin and buying the wine is exceptional. It's a home run. Why haven't other wineries ever thought of this before? Everyone we've talked to agrees with us. We've been to four or five festivals here in central Illinois this summer. We gave out little flyers and asked people what they would think about this. They all wanted to know when they could book a cabin.

WF: When will the cabins be ready for the first people to stay there?

KV: We'd probably have the very first ones online in March, based on where we are right now. The rest should be finished about three months later. Our goal would be to be totally ready by the summer season.

WF: How soon will you be profitable?

KV: Based on where we are now, and the capacity by bringing on two full-time salespeople, we're pretty sure that we'll be profitable by the end of the first year. Then we'll be in strong cash flow by the second year.

One of the things I built into the $3 million raise in the down payment and a year's worth of consulting from the sellers. I built in all the costs of building the cabins plus the furnishing plus all the equipment and everything on-site. I built in all the costs of the equipment delivered and set up at the winery. I built in marketing and development, including some of our fees as well as all the cost of marketing into the primary St. Louis and Chicagoland markets, both on social media and traditional media. I also built in all of the salaries for two years. That's our winemaker, his assistant, and two full-time salespeople. They're all built into our raise. I built in additional money for the expansion of the tasting room and to buy some more land. We're buying some additional land nearby to give us more capabilities for growing grapes. Then I added a miscellaneous contingency category of five percent or $150,000 because that's how we've always thought through these things.

WF: Investors are going to get paid back in a share of profit distributions, so is this really a long-term investment? If I invest $1,000 in Kite Hill, when am I going to get the $1,000 back?

KV: We've structured this to be a 75/25 profit split. But that's still going to be a fairly long-term investment, five years or more either to recapitalization or refinance. After they're repaid, then we put it down to a 60/40 split. Investors are going to get 75 percent of all the profits upfront and then 40 percent after they get all the money back in perpetuity or until it sells.

WF: What are your long-term growth plans?

KV: We've been offered 80 acres with another lake right next door to us. We think opening a wine bar in Chicago and St. Louis would give us huge market penetrations. Interestingly, we don't want to get to 10 million bottles a year. An ideal craft winery size is 100,000 to 200,000 bottles a year. Five years from now we could have a $15- $20-million business.

The other part that I think is important is that a lot of the investors in this will want to come to enjoy the cabins and get the wine.

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To date, we have not generated any revenue, nor do not foresee generating any significant increase revenue until the cabins are finished and the expansions to the winery and tasting room are complete in the near future and therefore rely on external financing. We are acquiring a 15 year old business with only modest current income.

Our future success depends on the efforts of a small management

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Read the **Form C** filed with the SEC for other important disclosures, like financial statements, Directors, Officers, shareholders with more than 20% of voting rights, use of funds, and more.

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KiteHill Vineyards is conducting a Regulation Crowdfunding offering via **Wefunder Portal LLC**. CRD Number: #283503.

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